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EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-56461), and related Prospectus of Talon Automotive Group, Inc. of our report dated March 12, 1999, except for Note 18 as to which the date is March 26, 1999, with respect to the consolidated financial statements of Talon Automotive Group, Inc., included in the Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Detroit, Michigan
March 30, 1999